Exhibit 99.1

Precision BioSciences Regains Rights to In Vivo Hepatitis B Virus Program

DURHAM, N.C., July 6, 2020 (GLOBE NEWSWIRE) -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage biotechnology company dedicated to improving life with its novel and proprietary ARCUS® genome editing platform, today announced that the Company will regain full rights and all data it generated for the in vivo chronic hepatitis B virus (HBV) program developed under its 2018 collaboration agreement with Gilead Sciences.

“This was a highly productive and well-aligned collaboration, and we deeply value the opportunity to advance our ARCUS genome editing technology and a potential cure for HBV alongside a global leader in infectious disease,” commented Derek Jantz, Ph.D., Chief Scientific Officer, Precision BioSciences. “Key learnings from this program and how to develop liver-directed gene editing therapeutic candidates are directly applicable to our in vivo pipeline. While we consider new partnership opportunities for HBV, we are focused on progressing our internal lead proprietary gene correction program for primary hyperoxaluria type 1 for which we expect to nominate a clinical candidate later this year.”

Under the terms of the collaboration agreement, Precision BioSciences was primarily responsible for the development, formulation, and preclinical evaluation of the investigational nucleases for HBV; Gilead funded the research and development and was responsible for the clinical development and commercialization of potential therapies. Upon the collaboration’s conclusion, effective September 4, 2020, Precision BioSciences will regain full clinical development and commercialization rights to the program.

The Company does not anticipate any changes to its cash runway. As of March 31, 2020, Precision had cash and cash equivalents of $154.2 million, which is expected to sufficiently fund operations into the second half of 2021.

About Precision’s In Vivo Program for Chronic Hepatitis B Virus (HBV)

By directly targeting cccDNA and integrated HBV genomes, preclinical data have shown that ARCUS gene editing may be a promising approach for developing a potential HBV cure. Preclinical data presented earlier this year at the 2020 American Society of Genetic & Cell Therapy (ASGCT) Annual Meeting demonstrated that an optimized ARCUS nuclease effectively targeted and degraded cccDNA up to 75% with subsequent knockdown of surface antigen in HBV-infected primary human hepatocytes. Data from murine studies also showed that an ARCUS nuclease delivered by lipid nanoparticle (LNP) edited an HBV DNA target up to 70% after a single administration in vivo.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly specific and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene correction therapy candidates to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences please visit www.precisionbiosciences.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding timing of the nomination of a clinical candidate for the Company’s internal lead proprietary gene correction program for primary hyperoxaluria type 1, the efficacy of ARCUS gene editing as a promising approach for developing a potential HBV cure and the Company’s cash runway and ability to fund operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities, preclinical or greenhouse studies and clinical or field trials; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, biotechnology and agricultural biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data privacy and security regulations and our compliance therewith; the rate and degree of market acceptance of any of our product candidates; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate key scientific and management personnel; market and economic conditions; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events effects of the outbreak of COVID-19, or any pandemic, epidemic or outbreak of an infectious disease; insurance expenses and exposure to uninsured liabilities; and other important factors discussed under the caption

“Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:

Maurissa Messier
Senior Director, Corporate Communications
Maurissa.messier@precisionbiosciences.com

Josh Rappaport
Stern Investor Relations
josh.rappaport@sternir.com